Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

Form	Description

S-8	National-Oilwell, Inc. Stock Award and Long Term Incentive Plan, Value Appreciation and Incentive Plan A and Value Appreciation and Incentive Plan B (No. 333-15859),

S-8	National-Oilwell Retirement and Thrift Plan (No. 333-36359),

S-8	National Oilwell Varco, Inc. Long-Term Incentive Plan (No. 333-123310),

S-8	National Oilwell Varco, Inc. Employee Stock Purchase Plan (No. 333-123301),

S-8

Varco International Inc. 2003 Equity Participation Plan; Stock Option Plan for Non-Employee Directors, as amended; Varco International, Inc. 1990 Stock Option Plan; 1994 Directors’ Stock Option Plan; Varco International, Inc. 401(k)/Profit Sharing Plan (No. 333-123287),

S-8	Varco International, Inc. Deferred Compensation Plan (No. 333-123286),

S-8	National-Oilwell, Inc. Amended and Restated Stock Award and Long-Term Incentive Stock Plan (No. 333-118721),

S-8	National Oilwell Varco, Inc. Long-Term Incentive Plan (No. 333-159333),

S-8	National Oilwell Varco, Inc. Long-Term Incentive Plan (No. 333-188818),

S-8	National Oilwell Varco, Inc. Long-Term Incentive Plan (No. 333-211537),

S-8	National Oilwell Varco, Inc. 2018 Long-Term Incentive Plan (No. 333-224892),

S-8	National Oilwell Varco, Inc. 2018 Long-Term Incentive Plan (No. 333-231779),

S-3	Registration Statement on Form S-3 for the registration of debt securities (No. 333-234373),

S-8	National Oilwell Varco, Inc. 2018 Long-Term Incentive Plan (No. 333-238529), and

S-8	NOV Inc. Long-Term Incentive Plan (No. 333-265171)

of our reports dated February 14, 2023, with respect to the consolidated financial statements and effectiveness of internal control over financial reporting of NOV Inc. included in this Annual Report (Form 10-K) of NOV Inc. for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Houston, Texas

February 14, 2023